                                                                    Exhibit 23.6




                                                               November 21, 2001




         We hereby consent to the use of our opinion letter to the Board of Directors of FIRSTFED AMERICA BANCORP, INC. ("FAB") dated October 1, 2001 to be included as an exhibit in the Form S-4 Registration Statement filed by FAB in connection with the proposed merger between FAB and People's Bancshares, Inc., and to all references to our firm in such Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                              KEEFE, BRUYETTE & WOODS, INC.



                                              By:  /s/ Frederick W. Wassmundt
                                                   --------------------------
                                              Name: Frederick W. Wassmundt
                                              Title:   Vice President